Exhibit 99.3
INTRADO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2006	2005
Revenues (see Note 1):
Wireline	$21,356	$23,082
Wireless	14,580	14,482

Total revenues	35,936	37,564

Costs and expenses:
Direct costs—Wireline	13,365	13,550
Direct costs—Wireless	7,157	7,259
Sales and marketing	5,587	5,464
General and administrative	63,123	5,642
Research and development	844	943

Total costs and expenses	90,076	32,858

Equity in loss from joint venture	(350)	—

Income (loss) from operations	(54,490)	4,706

Other income (expense):
Interest and other income	595	165
Interest and other expense	(475)	(208)

Income (loss) before income taxes	(54,370)	4,663

Income tax benefit (expense)	17,386	(1,679)

Income (loss) from continuing operations	(36,984)	2,984

Discontinued operations:
Loss from discontinued operations	(7)	(82)

Net income (loss)	$(36,991)	$2,902

Net income per share:

Basic:
Continuing operations	$(2.04)	$0.17
Discontinued operations	$(0.00)	$0.00

Total	$(2.04)	$0.17

Diluted:
Continuing operations	$(2.04)	$0.16
Discontinued operations	$(0.00)	$0.00

Total	$(2.04)	$0.16

Shares used in computing net income (loss) per share:
Basic	18,088,262	17,529,483

Diluted	18,088,262	18,146,740

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

INTRADO INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	March 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$58,322	$65,616
Accounts receivable, net of allowance for doubtful accounts of $138 and $75	11,929	13,168
Unbilled revenue	2,254	2,331
Prepaids and other	4,018	4,200
Deferred contract costs	4,345	3,228
Deferred income taxes	22,069	5,416

Total current assets	102,937	93,959

Property and equipment, net of accumulated depreciation of $18,104 and $54,119	23,530	24,935
Goodwill	29,484	29,441
Other intangibles, net of accumulated amortization of $9,388 and $9,073	2,590	2,902
Deferred contract costs	3,010	3,042
Software development costs, net of accumulated amortization of $16,359 and $15,144	14,682	14,777
Investment in joint venture	564	913
Other assets	116	140
Deferred income taxes—long-term	130	—

Total assets	$177,043	$170,109

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$12,365	$14,636
Income taxes payable	1,606	1,778
Line of credit	—	2,000
Current portion of capital lease obligations	1,534	1,653
Deferred contract revenue	9,220	13,455

Total current liabilities	24,725	33,522

Capital lease obligations, net of current portion	1,056	1,380
Deferred rent, net of current portion	1,767	1,717
Deferred contract revenue	8,259	8,695
Deferred tax liability—long-term	—	2,731

Total liabilities	35,807	48,045

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; 15,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2006 and December 31, 2005	—	—
Common stock, $.001 par value; 50,000,000 shares authorized; 18,169,907 and 18,001,793 shares issued and outstanding as of March 31, 2006 and December 31, 2005	18	18
Accumulated other comprehensive income (loss)	(251)	(343)
Additional paid-in capital	174,048	117,976
(Accumulated deficit) retained earnings	(32,579)	4,413

Total stockholders’ equity	141,236	122,064

Total liabilities and stockholders’ equity	$177,043	$170,109

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

INTRADO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(36,991)	$2,902
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,522	5,174
Stock-based compensation	53,322	59
Accretion of interest on mandatorily redeemable preferred stock payable	—	68
Loss from sale of discontinued operations, net of tax	—	(5)
Loss from joint venture	350	—
Provision for doubtful accounts	10	71
Asset impairment	343	—
Loss on disposal of assets	378	25
Tax benefit of stock option exercises	848	204
Change in:
Accounts receivable and unbilled revenue	1,222	(1,514)
Prepaids and other assets	246	(488)
Deferred contract costs	(1,085)	78
Deferred income taxes	(19,517)	1,454
Accounts payable and accrued liabilities	(2,246)	832
Income taxes payable	(172)	—
Deferred revenue	(4,620)	(7,530)

Net cash provided by (used in) operating activities	(4,390)	1,330

Cash flows from investing activities:
Acquisition of property and equipment	(936)	(609)
Purchases of investments	—	(8,696)
Proceeds from sales of investments	—	4,060
Capitalized software development costs	(1,456)	(1,696)
Cash paid on disposal of discontinued operations	(2)	(291)

Net cash used in investing activities	(2,394)	(7,232)

Cash flows from financing activities:
Principal payments on capital lease obligations	(443)	(455)
Principal payments on line of credit	(2,000)	—
Proceeds from exercise of stock options, warrants and employee stock purchase plan	1,883	686

Net cash provided by (used in ) financing activities	(560)	231

Effect of exchange rate changes on cash	50	(24)

Net (decrease) in cash and cash equivalents	(7,294)	(5,695)

Cash and cash equivalents, beginning of period	65,616	10,657

Cash and cash equivalents, end of period	$58,322	$4,962

Supplemental schedule of non-cash financing and investing activities:

Property and equipment acquired under capital leases	$—	$413

The accompanying notes to the consolidated financial statements are an integral part of these consolidated statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION
     The consolidated financial statements included herein reflect all adjustments, consisting only of normal and/or recurring adjustments, which in the opinion of management are necessary to fairly state the consolidated financial position, results of operations and cash flows of Intrado Inc. (“Intrado” or the “Company”) for the periods presented. Certain information and footnote disclosures normally included in audited financial information prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the Securities and Exchange Commission’s rules and regulations. The results of operations for the period ended March 31, 2006 are not necessarily indicative of the results to be expected for subsequent quarterly periods or for the entire fiscal year ending December 31, 2006. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
Goodwill and Other Intangibles
     During the three months ended March 31, 2006 and 2005, the change in the goodwill and customer contracts balances is attributed to foreign currency translation adjustments between the Swiss franc and the U.S. dollar.
     The following table provides information about the Company’s other intangibles as of and for the three months ended March 31, 2006 (in thousands):

	Gross	Accumulated	Amortization	Amortization
	Balance	Amortization	Expense	Life
Customer contracts	$3,798	$3,706	$27	3 years
Intellectual property	8,180	5,682	288	7 years

Total	$11,978	$9,388	$315

Software
     During the quarters ended March 31, 2006 and 2005, the Company eliminated fully-amortized capitalized software assets of $0 and $849,000, respectively, from its software development costs and related accumulated amortization balances.
Income Taxes
     For the three months ended March 31, 2006, the Company recognized a $17.4 million income tax benefit related to its loss from continuing operations, based on the Company’s estimated effective tax rate of 32.0% for income from continuing operations for the year ending December 31, 2006. During the three months ended March 31, 2005, the Company recognized $1.7 million of income tax expense on income from continuing operations, based on the Company’s estimated effective tax rate of 36.0% for income from continuing operations for the year ended December 31, 2005; the Company also recognized a $51,000 tax benefit related to its loss from discontinued operations for the three months ended March 31, 2005.
Share-Based Compensation
     Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which replaced SFAS 123 and superseded APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). The Company elected to use the modified prospective transition method under which stock-based compensation expense is recognized using the fair-value based method for all awards granted on or after the date of adoption. Compensation expense for unvested stock options and awards that were outstanding on January 1, 2006 will be recognized over the requisite service period based on the grant-date fair value of those options and awards as previously calculated for the pro forma disclosures under SFAS 123. The modified prospective transition method allows that prior interim periods and fiscal years reported will not reflect restated amounts. The Company had planned to calculate the fair value of these awards using the Black-Scholes option pricing model. However, based on the pending acquisition of the Company’s common stock by West Corporation on April 4, 2006, the accelerated vesting of all outstanding stock options, restricted stock units, and long-term incentive plan stock shares due to a change in control was deemed to be probable as of March 31, 2006, and the fair value of the awards based on the transaction sales price of $26.00 per common share was known. As such, the Company calculated its stock-based compensation expense at fair value by using the actual shares and sales price per share, rather than the Black-Scholes pricing model. Consequently, the Company recognized pre-tax expense of $53.3 million for the three months ended March 31, 2006.
     At March 31, 2005, the Company had two stock-based employee compensation plans. The Company accounted for these plans under the recognition and measurement principles of APB 25 and related interpretations. No stock-based employee compensation cost was reflected in net income, as all options granted under the plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation (in thousands, except per share amounts):

Three Months Ended
March 31, 2005
Net income, as reported	$2,902
Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of tax	(741)

Pro forma net income	$2,161

Net income per share:
Basic — as reported	$0.17
Basic — pro forma	$0.12

Diluted — as reported	$0.16
Diluted — pro forma	$0.12
     For the purposes of pro forma disclosure presented in the table above, the Company computed the fair values of options granted under the plans using the Black-Scholes option pricing model and the following weighted-average assumptions for the period ended March 31, 2005:

Three Months Ended
March 31, 2005
Risk-free interest rate	3.65%
Expected dividend yield	—
Estimated life	4.2 years
Volatility	33.99%
     Certain assumptions were used in determining the stock-based compensation expense under the fair-value based method. To estimate lives of options for this valuation, it was assumed options would be exercised upon becoming fully vested and all options will eventually become fully vested. The expected volatility refers to the volatility of the Company’s common stock over the expected life of a given option. The assumed risk-free interest rates were determined using government securities with original maturities similar to the respective expected option lives at date of grant.
Other Comprehensive Income
     Other comprehensive income includes all changes in stockholders’ equity during a period from non-owner sources, including unrealized holding gains and losses from available-for-sale securities, and cumulative translation adjustments related to the Company’s foreign subsidiaries.
     Total comprehensive income (loss) for the three months ended March 31, 2006 and 2005 was as follows (in thousands):

	Three Months Ended March 31,
	2006	2005
Net income (loss)	$(36,991)	$2,902
Cumulative translation adjustment	84	(413)
Reclassification adjustment for realized losses included in net income (loss)	—	5

Comprehensive income (loss)	$(36,907)	$2,494

SUBSEQUENT EVENTS
     On January 29, 2006, the Company entered into an Agreement and Plan of Merger with West Corporation, a Delaware corporation headquartered in Omaha, Nebraska. Under the terms of the agreement, West Corporation agreed to acquire all of the Company’s outstanding common stock for a purchase price of $26.00 per share. The Company’s stockholders approved the merger at a meeting held during the second quarter of 2006, and the Company became a wholly owned subsidiary of West Corporation.
NOTE 2 — INCOME PER SHARE
     The Company presents basic and diluted income or loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” which establishes standards for computing and presenting basic and diluted income per share. Under this statement, basic income per share is determined by dividing net income available to common stockholders by the weighted average number of common shares outstanding during each period. The treasury stock method, using the average price of the Company’s common stock for the period, is applied to determine dilution from options and warrants. The as-if-converted method is used for convertible securities. Antidilutive common stock options were not included in the calculations of dilutive income per share for the three months ended March 31, 2006 and 2005; these options totaled 31,172 and 1,150,747, respectively.
     A reconciliation of the numerators and denominators used in computing per-share net income (loss) is as follows (in thousands, except share amounts):

	Three Months Ended March 31,
	2006	2005
Numerator:
Net income (loss)	$(36,991)	$2,902

Denominator for basic income (loss) per share:
Weighted average common shares outstanding	18,088,262	17,529,483

Denominator for diluted income (loss) per share:
Weighted average common shares outstanding	18,088,262	17,529,483
Options issued to employees and warrants outstanding	—	617,257

Denominator for diluted income (loss) per share	18,088,262	18,146,740

NOTE 3 — DISCONTINUED OPERATIONS
     On February 10, 2005, the Company sold its Palladium business, a reporting unit in the Company’s Wireline business unit, to Tel-Control, Inc. (“TCI”). Under the terms of the sale agreement, the Company agreed to assign its maintenance contracts and certain intellectual property rights acquired from Lucent Public Safety Systems to TCI. The Company retained rescission rights if TCI fails to adequately perform future maintenance, or if TCI becomes insolvent. The Company wrote off $322,000 of assets as of December 31, 2004, which included a goodwill impairment charge of $222,000 and the write-off of other intangible assets. During the three months ended March 31, 2006 and 2005, the Company recorded net losses of $7,000 and $82,000, respectively, from discontinued operations from the Palladium reporting unit.
     The following amounts related to the Palladium business have been segregated from continuing operations and reported as discontinued operations (in thousands):

	Three Months Ended March 31,
	2006	2005
Total revenue	$—	$391
Direct costs	10	292

Gross profit	(10)	99
Total costs and expenses	—	(277)

Loss from operations	(10)	(178)
Other income	—	45

Loss before income taxes	(10)	(133)
Income tax benefit	3	51

Net loss	$(7)	$(82)

     The assets and liabilities of the discontinued operations for all periods presented were considered to be immaterial to the Company’s consolidated balance sheets.
     During the three months ended March 31, 2005, and pursuant to terms of the Asset Purchase Agreement, the Company paid TCI $291,000 for amounts previously billed to customers and collected by the Company that were classified as deferred revenue. During the three months ended March 31, 2006, the Company paid TCI $2,000 as a final payment of amounts owed to TCI.
NOTE 4 — RELATED PARTY TRANSACTIONS
TechnoCom Corporation
     During the year ended December 31, 2002, the Company purchased 294,118 shares of TechnoCom Corporation’s Series A Preferred Stock for $500,000, representing 2.9% of the aggregate dilutive voting power of TechnoCom as of September 30, 2002. The Company did not exercise any control or influence over TechnoCom and did not have any board representation. As a result, the Company accounted for its investment on a cost rather than equity basis. On March 25, 2004, TechnoCom redeemed the Company’s preferred stock by issuing a $500,000 promissory note, which bears interest at 4% per year. The Company has been receiving quarterly principal and interest installment payments of $27,000 and will continue to receive such payments through March 2008. The balance due on the note as of March 31, 2006 and 2005 was $200,000 and $300,000, respectively, and is included in other current and long-term assets in the consolidated balance sheets.
     Under a contract that expired during the third quarter of 2005, TechnoCom provided development, implementation and performance-monitoring services to the wireless business unit in connection with the Company’s PDE product offering. TechnoCom also provided subcontracted services to the Company’s ILEC customers. During the three months ended March 31, 2006 and 2005, TechnoCom provided total services to the Company of $0 and $15,000, respectively.
NOTE 5 — LITIGATION
     The Company is subject to various claims and business disputes in the ordinary course of business, none of which are considered to be material to the financial position, results of operations, or cash flows of the Company.